Exhibit 99.1

Planet 13 Enters into Definitive Agreement to Sell its Medical Marijuana Treatment Center License in Florida in connection with the Previously Announced Definitive Agreement to Acquire VidaCann

Las Vegas, Nevada – January 22, 2024 - Planet 13 Holdings Inc. (CSE: PLTH) (OTCQX: PLNH) (“Planet 13” or the “Company”), a leading vertically-integrated multi-state cannabis company, today announced that it has entered into a stock purchase agreement (the “Purchase Agreement”) dated January 22, 2024 to sell all of the issued and outstanding shares of common stock (the “Shares”) of Planet 13 Florida, Inc. (“Planet 13 Florida”), which owns a medical marijuana treatment center license issued by the Florida Department of Health (the “MMTC License”), to SGW FL Enterprises, LLC (the “Buyer”). The sale of the MMTC License is a closing condition to the Company’s previously announced proposed acquisition of VidaCann, LLC (“VidaCann”).

“We’re pleased to be executing on the roadmap we’ve laid out for Florida expansion. The sale of this surplus license was the primary step required for us to move forward with our acquisition of VidaCann and their expansive retail network and cultivation assets,” said Bob Groesbeck, Co-CEO of Planet 13. “The solid, all cash return from this sale will help facilitate closing and integrating VidaCann.”

Pursuant to the Purchase Agreement, the Company will sell the Shares for a cash payment of US$9,000,000 due on closing. The proposed transaction is expected to close in the first quarter of 2024, subject to customary closing conditions, including the receipt of regulatory approvals and the simultaneous closing of the acquisition of VidaCann.

Canaccord Genuity Corp. is acting as financial advisor to the Company in connection with the sale of Planet 13 Florida.

About Planet 13

Planet 13 (https://planet13.com/investors/) is a vertically integrated cannabis company, with award-winning cultivation, production and dispensary operations across its locations in California, Nevada, Illinois, and upcoming sites in Florida. Home to the nation’s largest dispensary located just off The Strip in Las Vegas, Planet 13 recently opened its first Illinois dispensary in Waukegan, bringing unparalleled cannabis experiences to the Chicago metro area. Planet 13 holds a medical marijuana treatment center license in Florida allowing for state-wide expansion throughout the Sunshine State. Planet 13’s mission is to build a recognizable global brand known for world-class dispensary operations and innovative cannabis products. Licensed cannabis activity is legal in the states Planet 13 operates in but remains illegal under U.S. federal law. Planet 13’s shares trade on the Canadian Securities Exchange (CSE) under the symbol PLTH and are quoted on the OTCQX under the symbol PLNH.

Cautionary Note Regarding Forward-Looking Information

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are often, but not always, identified by phrases such “plans”, “expects”, “proposed”, “may”, “could”, “would”, “intends”, “anticipates”, or “believes”, or variations of such words and phrases. In this news release, forward-looking statements relate to information concerning the timing and completion of the proposed transactions and the acquisition of all of the membership interests in VidaCann, the timing and anticipated receipt of required regulatory approvals for the proposed transactions and satisfaction of other customary closing conditions. Such forward-looking statements reflect what management of the Company believes, or believed at the time, to be reasonable assumptions and accordingly readers are cautioned not to place undue reliance upon such forward-looking statements and that actual results may vary from such forward-looking statements. These assumptions, risks and uncertainties which may cause actual results to differ include, among others, the potential that regulatory approval of the proposed transactions may not be received or may be delayed or that other conditions to the closing of the proposed transactions may not be satisfied, the potential impact on the Company’s business or stock price due to the announcement of the proposed transactions, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement and those assumptions, risks and uncertainties discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and any of the Company’s subsequent periodic reports filed with the U.S. Securities and Exchange Commission at www.sec.gov and on SEDAR at www.sedar.com. Forward-looking statements contained herein are made only as to the date of this press release and we assume no obligation to update or revise any forward-looking statements should they change, except as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

For further inquiries, please contact:

LodeRock Advisors Inc., Planet 13 Investor Relations

mark.kuindersma@loderockadvisors.com

Robert Groesbeck or Larry Scheffler

Co-Chief Executive Officers

ir@planet13lasvegas.com

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